Form 8K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 20, 2009 (February 18, 2009)

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	No. 001-13901	No.58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, S.E.,
Moultrie, Georgia 31768
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(229) 890-1111

Former Address:
24 Second Avenue, SE
Moultrie, Georgia  31768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 18, 2009, Ameris Bancorp (the “Company”) and Andrew B. Cheney entered into an employment agreement pursuant to which Mr. Cheney will serve as the Company’s Executive Vice President for Florida and Costal Georgia (the “Employment Agreement”).  Under the Employment Agreement, Mr. Cheney has agreed to serve in such capacity for an initial term of two years, which initial term shall be automatically renewed for an additional term of eighteen months and subsequent terms of one year, unless timely notice of non-renewal is given by either the Company or Mr. Cheney.  Notwithstanding any notice not to so extend, the term of the Employment Agreement will not expire prior to the expiration of 12 months after the occurrence of a Change of Control (as defined) of the Company.  The Employment Agreement provides that Mr. Cheney will receive a minimum base salary of $200,000.

In addition, the Employment Agreement provides that Mr. Cheney is entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and position with the Company.  The Employment Agreement further provides that, in the event of termination of Mr. Cheney’s employment with the Company, the Company will pay to Mr. Cheney his base salary and annual bonus through the date of termination and, if he terminates his employment for “good reason” (as defined) within twelve months after a Change of Control, his base salary and a bonus in an amount determined pursuant to the terms of the Employment Agreement for one additional 12-month period.  Upon a termination of Mr. Cheney’s employment under certain circumstances, Mr. Cheney will have the opportunity for a period of 90 days following the date of such termination to exercise all of his outstanding stock options at the exercise prices thereof.  The Employment Agreement also includes certain restrictive covenants which limit Mr. Cheney’s ability to compete with the Company or divulge certain confidential information concerning the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto and incorporated herein by this reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 hereof is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Employment Agreement with Andrew B. Cheney dated as of February 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Edwin W. Hortman, Jr.,
Edwin W. Hortman, Jr.,
President and Chief Executive Officer

Dated: February 20, 2009

EXHIBIT INDEX

10.1	Executive Employment Agreement with Andrew B. Cheney dated as of February 18, 2009.